UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2018 (May 29, 2018)

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-187094	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 29 2018, xG Technology, Inc. (the “Company”) completed a private placement (the “Private Placement”) of $4 million in principal amount of 6% Senior Secured Convertible Debentures (the “Debentures”) and warrants (the “Warrants”) to purchase 3,000,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) to institutional investors. The Debentures and Warrants were issued pursuant to a Securities Purchase Agreement, dated May 29, 2018 (the “Purchase Agreement”), by and among the Company and the purchasers’ signatories thereto (the “Holders”). The Private Placement resulted in gross proceeds of $4 million before fees and other expenses associated with the transaction. The proceeds will be used primarily for working capital and general corporate purposes.

Prior to the Maturity Date (as defined below), the Debentures bear interest at 6% per annum. Interest shall be paid quarterly in cash on January 1, April 1, July 1, and October 1 beginning on the first such date after the issuance of the Debentures, on each Conversion Date (as defined in the Debentures, on each redemption date (as set forth in the Debentures), and on the Maturity Date (as defined below). The Debentures rank senior to the Company’s existing and future indebtedness and are secured to the extent and as provided in the security and related documents attached hereto as Exhibits 10.4 and 10.5.

The Debentures are convertible at any time after their date of issuance at the option of the Holders into shares of Common Stock at $1.00 per share (the “Conversion Price”). The Debentures mature twelve (12) months from their issuance (the “Maturity Date”). Commencing on September 29, 2018, and continuing for each fiscal month thereafter through the Maturity Date, the Company will make payments of principal and interest as Monthly Redemptions (as defined in the Debentures) to the Holders in order to fully amortize the Debentures. The Conversion Price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes.

At any time after issuance of the Debentures, and subject to the certain Equity Conditions (as defined in the Debentures) the Company may redeem any portion of the principal amount of the Debentures, any accrued and unpaid, and any other amounts due under the Debentures. If the Company exercises its right to prepay the Debentures, the Company will pay to the Holders an amount in cash equal to the sum of the then outstanding principal amount of the Debentures and guaranteed interest as follows: (i) from the initial issuance date of the Debentures to the day prior to the 60-day anniversary of the issuance of the Debentures, a 0% premium; (ii) from the 60-day anniversary of the Debentures to the day preceding the 180-day anniversary of the issuance of the Debentures, a 110% premium; and (iii) from the 180-day anniversary of the issuance of the Debentures to the Maturity Date, a 115% premium. The Holders may continue to convert the Debentures until the Optional Redemption Payment (as defined in the Debentures) is paid.

At any time after issuance of the Debentures, in the event that the Company consummates a Subsequent Financing (as defined in the Debentures), the Company must make a mandatory redemption in full of the Debentures, in cash, to the Holders at the same premiums described with respect to the Optional Redemption (as defined in the Debentures).

Until the 60-day anniversary of the Debentures, the Company may not consummate a Subsequent Financing (as defined in the Debentures). So long as the Debentures are outstanding, the Company is prohibited from entering into any Variable Rate Transactions (as defined in the Debentures).

The Warrants are exercisable to purchase up to an aggregate of 3,000,000 shares of Common Stock commencing on the date of issuance at an exercise price of $1.00 per share (the “Exercise Price”). The Warrants are exercisable immediately and will expire on the fifth (5th) anniversary of their date of issuance. The Exercise Price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes.

The conversion of the Debentures and the exercise of the Warrants are subject to beneficial ownership limitations such that a Holder may not convert a Debenture or exercise a Warrant to the extent that such conversion or exercise would result in the Holder being the beneficial owner in excess of 4.99% (or, upon election of purchaser, 9.99%), which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until 61 days following notice to the Company. Additionally, the Company may not issue shares of Common Stock underlying the Debentures or Warrants equal to more than 19.99% of the issued and outstanding shares of Common Stock as of May 29, 2018, without shareholder approval.

The offers and sales of securities in the Private Placement were made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, including pursuant to Rule 506 thereunder. Such offers and sales were made solely to “accredited investors” under Rule 506 and were made without any form of general solicitation and with full access to any information requested by the investor regarding the Company or the securities offered in the Private Placement.

Pursuant to the Registration Rights Agreement, dated May 29, 2018 (the “Registration Rights Agreement”), by and among the Company and the Holders, the Company must within thirty (30) days of the closing date file with the U.S. Securities and Exchange Commission a registration statement on Form S-3 (or other applicable registration statement under the Securities Act) covering the resale of all shares of Common Stock issuable upon conversion or exercise of the Debentures and Warrants, respectively,

In connection with the foregoing, the Company obtained from its officers, directors and beneficial owners of more than 10% of the Common Stock Voting Agreements, dated May 29, 2018 (each, a “Voting Agreement”), whereby the signatories thereto agree to vote all shares of Common Stock over which they have voting control in favor of any resolution presented to the shareholders of the Company to approve the issuance, in the aggregate, of more than 19.999% of the number of shares of Common Stock outstanding on May 29, 2018.

The foregoing does not purport to be a complete description of the Purchase Agreement, the Debentures, the Warrants, the Security Agreement, the Subsidiary Guarantee, the Registration Rights Agreement, and the Voting Agreement is qualified in its entirety by reference to the full text of such documents, which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7 respectively, to this Form 8-K and are incorporated by reference herein.

A.G.P./Alliance Global Partner, offering securities through Euro Pacific Capital, Inc., served as the Placement Agent for the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
Exhibit 10.1	Form of Securities Purchase Agreement, dated May 29, 2018, by and among the Company and the purchaser signatories thereto
Exhibit 10.2	Form of 6% Senior Secured Convertible Debenture
Exhibit 10.3	Form of Common Stock Purchase Warrant
Exhibit 10.4	Form of Security Agreement, by and among the Company and each of the secured parties thereto
Exhibit 10.5	Form of Subsidiary Guarantee, by and among the Company, the purchasers under the Securities Purchase Agreement, and each of the Company’s subsidiaries
Exhibit 10.6	Form of Registration Rights Agreement, dated May 29, 2018, by and among the Company and the purchasers under the Securities Purchase Agreement
Exhibit 10.7	Form of Voting Agreement, each dated May 29, 2018, between the Company and each purchaser under the Securities Purchase Agreement
Exhibit 99.1	Press Release of xG Technology, Inc., dated May 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2018		xG TECHNOLOGY, INC.

	By:	/s/ Roger Branton
Name: Roger Branton Title: Chief Financial Officer

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